EXHIBIT 8.1


                    [MAYER, BROWN & PLATT LETTERHEAD]

                             August 8, 1996


Advanta National Bank
501 Carr Road
Wilmington, Delaware 19809

           RE:   ADVANTA GOLD MASTER TRUST
                 ADVANTA NATIONAL BANK
                 REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as special tax counsel for Advanta National Bank, a national banking association ("ANB"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by ANB with the Securities and Exchange Commission in connection with the registration by ANB of Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

      We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Certificates and in order to express our opinion hereinafter stated, (a) we have examined copies of the form of the Pooling and Servicing Agreement and the forms of the Certificates filed as exhibits to the Registration Statement (collectively the "Operative Documents") and (b) we have examined such other records and documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

      The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

      Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined, we are of the opinion that the Certificates will be characterized as indebtedness that is secured by the Receivables, that the Trust will not be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation, and the statements set forth in the Prospectus under the headings "Prospectus Summary -- Tax Status," "Prospectus Summary -- ERISA Considerations," "Federal Income Tax Consequences" and "ERISA Considerations" are a fair and accurate summary of the material tax consequences of the issuance and holding of the Certificates. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

      We note that the Prospectus does not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Prospectus Summary -- Tax Status", "U.S. Federal Income Tax Consequences" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,

                                 /s/ Mayer, Brown & Platt
                                 -------------------------
                                 MAYER, BROWN & PLATT